Exhibit 10.2

                             SUBORDINATION AGREEMENT

         THIS SUBORDINATION AGREEMENT (this "Agreement"), dated as of June 30, 2008, is made by Louis V. Aronson II (the "Subordinated Creditor"), for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION (with its participants, successors and assigns, "Wells Fargo").

         Ronson Corporation, a New Jersey corporation, Ronson Consumer Products Corporation, a New Jersey corporation, Ronson Aviation, Inc., a New Jersey corporation and Ronson Corporation of Canada (Ltd.), a corporation organized under the laws of Ontario, Canada (collectively, the "Company"), are now or hereafter may be indebted to Wells Fargo on account of loans or the other extensions of credit or financial accommodations from Wells Fargo to the Company, or to any other person under the guaranty or endorsement of the Company.

         The Subordinated Creditor has made or may make loans or grant other financial accommodations to the Company.

         As a condition to making any loan or extension of credit to the Company, Wells Fargo has required that the Subordinated Creditor subordinate the payment of the Subordinated Creditor's loans and other financial accommodations to the payment of any and all indebtedness of the Company to Wells Fargo. Assisting the Company in obtaining credit accommodations from Wells Fargo and subordinating his interests pursuant to the terms of this Agreement are in the Subordinated Creditor's best interest.

         ACCORDINGLY, in consideration of the loans and other financial accommodations that have been made and may hereafter be made by Wells Fargo for the benefit of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subordinated Creditor hereby agrees as follows:

         1. Definitions. As used herein, the following terms have the meanings
            -----------
set forth below:

                  "Company Default" means a Default or Event of Default as defined in any agreement or instrument evidencing, governing, or issued in connection with Wells Fargo Indebtedness, including, but not limited to, the Credit Agreement, or any default under or breach of any such agreement or instrument.

                  "Collateral" means all collateral now or hereafter securing payment of Wells Fargo Indebtedness, including all proceeds thereof.

                  "Credit Agreement" means that certain Credit and Security Agreement dated as of May 30, 2008, by and between the Company and Wells Fargo as the same may be amended, supplemented or restated from time to time.

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                  "Lien" means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

                  "Wells Fargo Indebtedness" is used herein in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of the Company to Wells Fargo, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement at any time entered into by the Company with Wells Fargo, and whether the Company may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

                  "Subordinated Indebtedness" means all obligations arising under the Subordinated Note.

                  "Subordinated Note" means that certain Subordinated Demand Promissory Note, dated as of June 30, 2008, made by Ronson Corporation and payable to the order of the Subordinated Creditor in the original principal amount of $225,000, a copy of which is attached hereto as Exhibit A, together with all renewals, extensions and modifications thereof and any note or notes issued in substitution therefor.

         2. Subordination. The payment of all of the Subordinated Indebtedness
            -------------
is hereby expressly subordinated to the extent and in the manner hereinafter set forth to the payment in full of Wells Fargo Indebtedness; and regardless of any priority otherwise available to the Subordinated Creditor by law or by agreement, Wells Fargo shall hold a first priority Lien in the Collateral, and any Lien claimed therein by the Subordinated Creditor shall be and remain fully subordinate for all purposes to the Lien of Wells Fargo therein for all purposes whatsoever. The Subordinated Indebtedness shall continue to be subordinated to Wells Fargo Indebtedness even if Wells Fargo Indebtedness is deemed unsecured, under-secured, subordinated, avoided or disallowed under the United States Bankruptcy Code or other applicable law.

         3. Payments. Until all of Wells Fargo Indebtedness has been paid in
            --------
full and Wells Fargo has released its Lien in the Collateral, the Subordinated Creditor shall not, without Wells Fargo's prior written consent, demand, receive or accept any payment (whether of principal, interest or otherwise) from the Company in respect of the Subordinated Indebtedness, or exercise any right of or permit any setoff in respect of the Subordinated Indebtedness; provided, however, so long as no Company Default has occurred and is continuing or will occur as a result of or immediately following payment of any of the following amounts, the Company may pay and the Subordinated Creditor may accept (1) regularly scheduled payments of interest on the Subordinated Indebtedness at the "Interest Rate" as such term is defined in the


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

Subordinated Note in effect as of the date of this Agreement and set forth in the copy of such note attached hereto as Exhibit A and (2) a principal payment in respect of the Subordinated Indebtedness in the event and to the extent that the reserve of $225,000 described in that certain letter agreement by and among the Company and Wells Fargo dated May 30, 2008, a copy of which is attached hereto as Exhibit B, is released pursuant to the terms of such letter agreement.

         4. Receipt of Prohibited Payments. If the Subordinated Creditor
            ------------------------------
receives any payment on the Subordinated Indebtedness that the Subordinated Creditor is not entitled to receive under the provisions of this Agreement, the Subordinated Creditor will hold the amount so received in trust for Wells Fargo and will forthwith turn over such payment to Wells Fargo in the form received (except for the endorsement of the Subordinated Creditor where necessary) for application to then-existing Wells Fargo Indebtedness (whether or not due), in such manner of application as Wells Fargo may deem appropriate. If the Subordinated Creditor exercises any right of setoff which the Subordinated Creditor is not permitted to exercise under the provisions of this Agreement, the Subordinated Creditor will promptly pay over to Wells Fargo, in immediately available funds, an amount equal to the amount of the claims or obligations offset. If the Subordinated Creditor fails to make any endorsement required under this Agreement, Wells Fargo, or any of its officers or employees or agents on behalf of Wells Fargo, is hereby irrevocably appointed as the attorney-in-fact (which appointment is coupled with an interest) for the Subordinated Creditor to make such endorsement in the Subordinated Creditor's name.

         5. Action on Subordinated Indebtedness. The Subordinated Creditor will
            -----------------------------------
not commence any action or proceeding against the Company to recover all or any part of the Subordinated Indebtedness, or join with any creditor (unless Wells Fargo shall so join) in bringing any proceeding against the Company under any bankruptcy, reorganization, readjustment of debt, arrangement of debt receivership, liquidation or insolvency law or statute of the federal or any state government, or take possession of, sell, or dispose of any Collateral, or exercise or enforce any right or remedy available to the Subordinated Creditor with respect to any such Collateral, unless and until Wells Fargo Indebtedness has been paid in full and Wells Fargo has released its Lien in the Collateral.

         6. Action Concerning Collateral.
            ----------------------------

                  (a) Notwithstanding any Lien now held or hereafter acquired by the Subordinated Creditor, Wells Fargo may take possession of, sell, dispose of, and otherwise deal with all or any part of the Collateral, and may enforce any right or remedy available to it with respect to the Company or the Collateral, all without notice to or consent of the Subordinated Creditor except as specifically required by applicable law.

                  (b) In addition, and without limiting the generality of the foregoing, if (i) a Company Default has occurred and is continuing,
         (ii) the Company or the Lender intends to sell or otherwise dispose of any Collateral to an unrelated third party outside the ordinary course of business, (iii) Wells Fargo has given written notice thereof to the Subordinated Creditor, and (iv) the Subordinated Creditor has failed, within ten (10) days after receipt of such notice, to purchase for cash Wells Fargo Indebtedness for the full


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

         amount thereof, the Subordinated Creditor shall be deemed to have consented to such sale or disposition, to have released any Lien it may have in such Collateral and to have authorized Wells Fargo or its agents to file partial releases (and any related financing statements such as "in lieu" financing statements under Part 7 of Article 9 of the Uniform Commercial Code) with respect to such Collateral.

                  (c) Wells Fargo shall have no duty to preserve, protect, care for, insure, take possession of, collect, dispose of, or otherwise realize upon any of the Collateral, and in no event shall Wells Fargo be deemed the Subordinated Creditor's agent with respect to the Collateral. All proceeds received by Wells Fargo with respect to any Collateral may be applied, first, to pay or reimburse Wells Fargo for all costs and expenses (including reasonable attorneys' fees) incurred by Wells Fargo in connection with the collection of such proceeds, and, second, to any Wells Fargo Indebtedness secured by Wells Fargo's Lien in that Collateral in any order that it may choose.

         7. Bankruptcy and Insolvency. In the event of any receivership,
            -------------------------
insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy law, the sale of all or substantially all of the assets of the Company, dissolution, liquidation or any other marshalling of the assets or liabilities of the Company, the Subordinated Creditor will file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of the Company in respect of the Subordinated Indebtedness and will hold in trust for Wells Fargo and promptly pay over to Wells Fargo in the form received (except for the endorsement of the Subordinated Creditor where necessary) for application to the then-existing Wells Fargo Indebtedness, any and all moneys, dividends or other assets received in any such proceedings on account of the Subordinated Indebtedness, unless and until Wells Fargo Indebtedness has been paid in full and Wells Fargo's Lien in the Collateral has been terminated. If the Subordinated Creditor shall fail to take any such action, Wells Fargo, as attorney-in-fact for the Subordinated Creditor, may take such action on the Subordinated Creditor's behalf. The Subordinated Creditor hereby irrevocably appoints Wells Fargo, or any of its officers or employees on behalf of Wells Fargo, as the attorney-in-fact for the Subordinated Creditor (which appointment is coupled with an interest) with the power but not the duty to demand, sue for, collect and receive any and all such moneys, dividends or other assets and give acquittance therefor and to file any claim, proof of claim or other instrument of similar character, to vote claims comprising Subordinated Indebtedness to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension and to take such other action in Wells Fargo's own name or in the name of the Subordinated Creditor as Wells Fargo may deem necessary or advisable for the enforcement of the agreements contained herein; and the Subordinated Creditor will execute and deliver to Wells Fargo such other and further powers-of-attorney or instruments as Wells Fargo may request in order to accomplish the foregoing. If Wells Fargo desires to permit the use of cash collateral or to provide post-petition financing to the Company, the Subordinated Creditor shall not object to the same or assert that its interests are not being adequately protected.

         8. Restrictive Legend; Transfer of Subordinated Indebtedness. The
            ---------------------------------------------------------
Subordinated Creditor will cause the Subordinated Note and all other notes, bonds, debentures or

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

other instruments evidencing the Subordinated Indebtedness or any part thereof to contain a specific statement thereon to the effect that the indebtedness thereby evidenced is subject to the provisions of this Agreement, and the Subordinated Creditor will mark its books conspicuously to evidence the subordination effected hereby. Attached hereto is a true and correct copy of the Subordinated Note bearing such legend. At the request of Wells Fargo, the Subordinated Creditor shall deposit with Wells Fargo the Subordinated Note and all of the other notes, bonds, debentures or other instruments evidencing the Subordinated Indebtedness, which notes, bonds, debentures or other instruments may be held by Wells Fargo so long as any Wells Fargo Indebtedness remains outstanding or Wells Fargo's Lien in the Collateral has not been terminated. The Subordinated Creditor is the lawful holder of the Subordinated Note and has not transferred any interest therein to any other person or entity. Without the prior written consent of Wells Fargo, the Subordinated Creditor will not assign, transfer or pledge to any other person any of the Subordinated Indebtedness or agree to a discharge or forgiveness of the same.

         9. Continuing Effect. This Agreement shall constitute a continuing
            -----------------
agreement of subordination, and Wells Fargo may, without notice to or consent by the Subordinated Creditor, modify any term of Wells Fargo Indebtedness in reliance upon this Agreement. Without limiting the generality of the foregoing, Wells Fargo may, at any time and from time to time, without the consent of or notice to the Subordinated Creditor and without incurring responsibility to the Subordinated Creditor or impairing or releasing any of Wells Fargo's rights or any of the Subordinated Creditor's obligations hereunder:

                  (a) change the interest rate or change the amount of payment or extend the time for payment or renew or otherwise alter the terms of any Wells Fargo Indebtedness or any instrument evidencing the same in any manner;

                  (b) sell, exchange, release or otherwise deal with any property at any time securing payment of Wells Fargo Indebtedness or any part thereof;

                  (c) release anyone liable in any manner for the payment or collection of Wells Fargo Indebtedness or any part thereof;

                  (d) exercise or refrain from exercising any right against the Company or any other person (including the Subordinated Creditor); and

                  (e) apply any sums received by Wells Fargo, by whomsoever paid and however realized, to Wells Fargo Indebtedness in such manner as Wells Fargo shall deem appropriate.

         10. No Commitment. None of the provisions of this Agreement shall be
             -------------
deemed or construed to constitute or imply any commitment or obligation on the part of Wells Fargo to make any future loans or other extensions of credit or financial accommodations to the Company.

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

         The Subordinated Creditor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of Wells Fargo's remedies permitted by applicable law or agreement.

         11. Notice. All notices and other communications hereunder shall be in
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writing and shall be (i) personally delivered, (ii) transmitted by registered mail, postage prepaid, or (iii) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth below:

         If to Wells Fargo:

         Wells Fargo Business Credit
         119 West 40th Street, 16th Floor
         New York, New York 10018
         Telecopier:  (612) 341-2472
         Attention: Relationship Manager for Ronson Corporation

         If to the Subordinated Creditor:

         Louis V. Aronson II
         Ronson Corporation
         Corporate Park III
         Campus Drive
         Somerset, New Jersey 08875-6707
         Telecopier: : (732) 469-6079

or at such other address as may hereafter be designated in writing by that party. All such notices or other communications shall be deemed to have been given on (i) the date received if delivered personally, (ii) the date of posting if delivered by mail, or (iii) the date of transmission if delivered by telecopy.

         12. Conflict in Agreements. If the subordination provisions of any
             ----------------------
instrument evidencing Subordinated Indebtedness conflict with the terms of this Agreement, the terms of this Agreement shall govern the relationship between Wells Fargo and the Subordinated Creditor.

         13. No Waiver. No waiver shall be deemed to be made by Wells Fargo of
             ---------
any of its rights hereunder unless the same shall be in writing signed on behalf of Wells Fargo, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of Wells Fargo or the obligations of the Subordinated Creditor to Wells Fargo in any other respect at any time.

         14. Binding Effect; Acceptance. This Agreement shall be binding upon
             --------------------------
the Subordinated Creditor and the Subordinated Creditor's heirs, legal representatives, successors and assigns and shall inure to the benefit of Wells Fargo and its participants, successors and assigns irrespective of whether this or any similar agreement is executed by any other creditor of

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

the Company. Notice of acceptance by Wells Fargo of this Agreement or of reliance by Wells Fargo upon this Agreement is hereby waived by the Subordinated Creditor.

         15. Miscellaneous. The paragraph headings herein are included for
             -------------
convenience of reference only and shall not constitute a part of this Agreement for any other purpose. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         16. Governing Law; Consent to Jurisdiction and Venue; Waiver of Jury
             ----------------------------------------------------------------
Trial. This Agreement shall be governed by and construed in accordance with the
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substantive laws (other than conflict laws) of the State of New York. Each party consents to the personal jurisdiction of the state and federal courts located in the State of New York in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient, and agrees that any litigation initiated by any of them in connection with this Agreement may be venued in either the state or federal courts located in New
York County, New York. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY
ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

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

         IN WITNESS WHEREOF, the Subordinated Creditor has executed this Agreement as of the date and year first above-written.



                                             /s/ Louis V. Aronson II
                                             ----------------------------------
                                             LOUIS V. ARONSON II

                            Acknowledgment by Company
                            -------------------------

         The undersigned, being the Company referred to in the foregoing Agreement, hereby (i) acknowledges receipt of a copy thereof, (ii) agrees to all of the terms and provisions thereof, (iii) agrees to and with Wells Fargo that it shall make no payment on the Subordinated Indebtedness that the Subordinated Creditor would not be entitled to receive under the provisions of the Agreement,
(iv) agrees that any such payment will constitute a default under Wells Fargo Indebtedness, and (v) agrees to mark its books conspicuously to evidence the subordination of the Subordinated Indebtedness effected hereby.

                                 RONSON CORPORATION

                                 By /s/ Louis V. Aronson II
                                    --------------------------------------------
                                    Name:  Louis V. Aronson II
                                    Title: President and Chief Executive Officer


                                 RONSON CONSUMER PRODUCTS CORPORATION

                                 By /s/ Louis V. Aronson II
                                    --------------------------------------------
                                    Name:  Louis V. Aronson II
                                    Title: President and Chief Executive Officer

                                 RONSON AVIATION, INC.

                                 By /s/ Louis V. Aronson II
                                    --------------------------------------------
                                    Name:  Louis V. Aronson II
                                    Title: President and Chief Executive Officer


                                 RONSON CORPORATION OF CANADA LTD.

                                 By /s/ Louis V. Aronson II
                                    --------------------------------------------
                                    Name:  Louis V. Aronson II
                                    Title: President and Chief Executive Officer

                                    EXHIBIT A

             attach copy of Subordinated Note with following legend

"THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT BY LOUIS
V. ARONSON II IN FAVOR OF WELLS FARGO BANK, NATIONAL ASSOCIATION, DATED JUNE 30, 2008."